UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2011
_______________________

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 27, 2011, the Idaho Public Utilities Commission (IPUC) issued an order approving a settlement stipulation that had been executed by Idaho Power, the IPUC Staff, and one large industrial customer of Idaho Power and filed with the IPUC on December 12, 2011. The settlement stipulation provides as follows:

•
If Idaho Power's Idaho jurisdictional return on year-end equity for 2012, 2013, or 2014 is less than 9.5 percent, then Idaho Power may use up to $45 million of deferred investment tax credits to help achieve a minimum 9.5 percent return on year-end equity in the Idaho jurisdiction in the applicable year. Idaho Power would be permitted to amortize additional ADITC in an aggregate amount up to $45 million over the three-year period, but could use no more that $25 million in any one year.

•
If Idaho Power's Idaho jurisdictional return on year-end equity for 2012, 2013, or 2014 exceeds 10.0 percent, the amount of Idaho Power's Idaho jurisdictional earnings exceeding a 10.0 percent return on year-end equity but less than a 10.5 percent return on year-end equity for the applicable year would be shared equally between Idaho Power and its Idaho customers.

•
If Idaho Power's Idaho jurisdictional return on year-end equity for 2012, 2013, or 2014 exceeds 10.5 percent, the amount of Idaho Power's Idaho jurisdictional earnings exceeding a 10.5 percent return on year-end equity for the applicable year would be allocated 75 percent to Idaho Power's Idaho customers and 25 percent to Idaho Power.

The settlement stipulation provides that the foregoing return on year-end equity thresholds (9.5 percent, 10.0 percent, and 10.5 percent) will be automatically adjusted on a prospective basis in the event the IPUC approves a change to Idaho Power's authorized return on equity as part of a general rate case proceeding seeking a rate change effective prior to January 1, 2015, other than a single-issue rate case proceeding such as one relating to Idaho Power's Langley Gulch power plant. The automatic adjustments would be as follows: (a) the 9.5 percent return on year-end equity trigger in the settlement stipulation would be replaced by the percentage equal to 95 percent of the new authorized return on equity, (b) the 10.0 percent return on year-end equity trigger in the settlement stipulation would be re-established at the new authorized return on equity amount, and (c) the 10.5 percent return on year-end equity trigger in the settlement stipulation would be replaced by the percentage equal to 105 percent of the new authorized return on equity.

In consideration of these terms, the settlement stipulation provides that Idaho Power will allocate to customers 75 percent of Idaho Power's share of 2011 Idaho jurisdictional earnings over a 10.5 percent return on year-end equity. As previously reported, Idaho Power expects that it will record a pre-tax charge of approximately $15 million in the fourth quarter of 2011, representing the additional portion of estimated Idaho jurisdictional earnings over a 10.5 percent return on year-end equity to be allocated to Idaho customers.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "expects," "estimates," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements in this report include those factors discussed in IDACORP Inc.'s and Idaho Power Company's 2010 Annual Report on Form 10-K, particularly Item 1A - “Risk Factors”; Part II, Item 7 - “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and Notes 2, 11, and 15 to the consolidated financial statements included in the Annual Report on Form 10-K; subsequent reports filed by IDACORP, Inc. and Idaho Power Company with the Securities and Exchange Commission; and the following important factors: (a) the effect of regulatory decisions by the Idaho Public Utilities Commission, the Oregon Public Utility Commission, and the Federal Energy Regulatory Commission affecting Idaho Power’s ability to recover costs and/or earn a reasonable rate of return; (b) changes in and compliance with state and federal laws, policies, and regulations, including new interpretations and enforcement initiatives by federal and state regulatory and oversight bodies; (c) changes in tax laws or new interpretations of tax laws, and the availability, use, and regulatory treatment of tax credits; (d) litigation and regulatory proceedings, and penalties, settlements, or awards that influence business and profitability; and (e) new accounting or Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations or application of existing requirements. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP, Inc. and Idaho Power Company disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  December 28, 2011

IDACORP, INC.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer